Exhibit 99.1

For Immediate Release	Contacts:

CFO
Richard H. Wiley
44 (0)20 8564 4203

Investor Relations
Sarah Merefield CFA
44 (0)20 8564 4205

Samsonite Reports Third Quarter Results

DENVER, Colorado, December 11th, 2006 — SAMSONITE CORPORATION (OTC Bulletin Board: SAMC.OB) today reported revenues for the nine months ended October 31, 2006 of $784.4 million compared to revenues of $717.6 million during the same nine-month period in the prior year.  Operating income for the first nine months of the year was $58.7 million compared to $47.1 million during the prior year period.  Operating income for nine months ended October 31, 2006 was reduced by charges of $6.2 million for the write-off of deferred offering costs related to a postponed secondary stock offering and $6.0 million for operational restructuring activities and associated asset impairment.  Operating income for the nine months ended October 31, 2005 was reduced by charges of $16.6 million for operational restructuring activities and associated asset impairment.  Loss to common stockholders before the cumulative effect of an accounting change for the first nine months of the year was $1.6 million, or $0.01 per diluted common share, which compares to net loss of $4.1 million, or $0.02 per diluted common share, during the prior year period. Net income (loss) to common stockholders included charges of $11.9 million in the current year period and $10.8 million in the prior year period for preferred stock dividends.

For the third quarter of fiscal year 2007, revenues were $285.9 million, operating income was $25.7 million and net income to common stockholders was $4.8 million or $0.01 per diluted common share. Third quarter operating income and net income include the effect of restructuring charges and expenses of $1.6 million.  These results compare to revenues of $248.7 million, operating income of $6.9 million and net loss to common stockholders of $6.6 million, or a loss of $0.03 per diluted common share, for the third quarter of the prior year. Prior year third quarter operating income and net loss includes restructuring charges and expenses of $11.1 million and asset impairment charges of $5.5 million.

Adjusted EBITDA (earnings before interest expense, taxes, depreciation and amortization as adjusted for preferred stock dividends, certain items of other income and expense, minority interests, stock offering costs, restructuring charges, asset impairment charges, stock-based compensation expense, ERP project expenses, and to include realized currency hedge gains and losses), for the first nine months of the current year was $96.6 million versus $87.0 million for the same period in the prior year. Adjusted EBITDA was $36.7 million for the third quarter compared to $31.2 million for the third quarter of the prior year.

Chief Executive Officer, Marcello Bottoli, stated: “These results conclude another exciting quarter of significant growth in sales and profits. Our strategy is working and we are confident the Company is positioned upon a clear growth trajectory.  Third quarter revenues rose a robust 12.7% on a constant currency basis compared to the prior year, while gross profit margins improved by 220 basis points year-on-year, to 50.7%.  Adjusted EBITDA grew 17.4% versus the prior third quarter.

Richard Wiley, Chief Financial Officer, commented:  “The Company’s strategy of streamlining operationally while simultaneously delivering top line growth has again resulted in increased Adjusted EBITDA.  The significant rise in third quarter gross profit margins over the prior year to 50.7% was driven by price increases, improved sales mix and lower fixed manufacturing and direct product costs. The Company’s working capital efficiency also continues to improve.  In the last twelve months, average net working capital efficiency improved 230 basis points over the prior year third quarter, to 15.6% of sales.  The Company continues to reinforce its liquidity position and the Company’s net debt position as of 31st October 2006 was $235.0 million, with the quarter-end net debt leverage ratio declining to 1.8x on a trailing twelve-month Adjusted EBITDA basis.

Samsonite Corporation will hold a conference call with securities analysts to discuss this press release at 12:00 noon Eastern Standard Time on Wednesday, December 13, 2006.  Investors and interested members of the public are invited to listen to the discussion. The dial-in phone numbers are as follows:  in North America (888) 469-4228, in the U.K. 44 (0)20 7190 1596 or U.K. free phone 0800 358 5260, and in other international locations (480) 629-9562.  Please state you are dialing in to the Samsonite Q3 Analyst Conference call. The leader of the call is CEO Marcello Bottoli. If you cannot attend this call, it will be played back through Wednesday, December 20, 2006.  The playback phone numbers are as follows:  in North America (800) 406-7325 / PIN 3645476#, in the U.K. 44 (0)20 7190 5901 or U.K. free phone 0800 358 9369 / PIN 134679# and in other international locations (303) 590-3030 / PIN 3645476#.

Samsonite is one of the world’s largest manufacturers and distributors of luggage and markets luggage, casual bags, business cases and travel-related products under brands such as SAMSONITE® Black Label, SAMSONITE®, AMERICAN TOURISTER®, LACOSTE® and TIMBERLAND®.

A summary of the Company’s calculation of Adjusted EBITDA, a reconciliation of Adjusted EBITDA to net income (loss), and a summary of the Company’s earnings (losses) under U.S. generally accepted accounting principles are attached as part of this release. As calculated by the Company, “Adjusted EBITDA” includes its operating earnings before interest, taxes, depreciation and amortization, as further adjusted to exclude goodwill and asset impairment charges, restructuring charges and expenses, stock-based compensation expense, stock offering costs, and ERP project expenses and to include realized currency hedge gains and losses.  Adjusted EBITDA is not intended to replace operating income, net income, cash flow or any other measures of performance and liquidity under generally accepted accounting principles in the U.S. (“GAAP”). Rather, Adjusted

EBITDA is a measure of operating performance that investors may consider in addition to such other measures. Adjusted EBITDA provides no information on a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax position.  Adjusted EBITDA, as calculated by the Company, also excludes extraordinary items, discontinued operations, minority interest in earnings of subsidiaries, certain items of other income and expense and preferred stock dividends. Adjusted EBITDA does not represent funds available for discretionary use by the Company because those funds are required for debt service, capital expenditures, working capital, and other commitments and obligations. The Company believes Adjusted EBITDA is, nevertheless, a measure of operating performance commonly reported and widely used by analysts, investors and other interested parties because it eliminates differences in financial capitalization and tax structures as well as non-cash and non-operating charges to earnings. The Company’s lenders also use EBITDA-based measures, which may differ from Adjusted EBITDA, to test compliance with certain covenants. The Company also believes that disclosure of these figures is meaningful to investors because they provide information about the Company’s operating performance without giving effect to certain charges and costs that are not reflective of ongoing operations, thereby facilitating company-to-company comparisons and analysis of the Company’s results from its core business. These measures are not intended to replace operating income (loss) and net income (loss) as measures of operating performance under GAAP.  The Company also uses Adjusted EBITDA (modified for currency caused fluctuations) for incentive compensation purposes.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They can often be recognized by words such as “proposed,” “may,” “will,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and “expect”, and similar expressions (and their negatives).  Forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors that may cause actual and future performance or achievements of the Company to be materially different from any future estimated results, performance or achievements express or implied by such forward-looking statements.  These factors include, among others, the risk that the costs associated with restructurings will not result in increased future profitability, events which negatively affect consumer confidence or travel levels; general economic and business conditions, including foreign currency fluctuations, complications associated with our implementation of SAP information management software; changes in interest rates; reliance on third party manufacturers; changes in consumer demands and fashion trends; changes in methods of distribution and customer purchasing patterns; factors associated with our concentrated voting stock; factors associated with or exacerbated by our leveraged capital structure; and competition.  More information on the risks, uncertainties and other factors affecting Samsonite Corporation may be obtained from the Company’s filings with the United States Securities and Exchange Commission.  Forward-looking statements are believed to be accurate as of the date of this release, and the Company undertakes no obligation to update or revise said statements as a result of future events.

* * * * * * * * * *

Samsonite Corporation Earnings and Adjusted EBITDA Summary
October 31, 2006 and 2005
(in thousands, except per share data)

	Three months ended		Nine months ended
	October 31,		October 31,
	(unaudited)		(unaudited)
	2006	2005	2006	2005

Net sales	$285,898	248,686	784,380	717,584
Cost of goods sold	141,044	128,072	387,003	370,426
Gross profit	144,854	120,614	397,377	347,158

Selling, general and administrative expenses	117,948	97,996	333,635	284,044
Asset impairment	—	5,450	1,623	5,450
Amortization of intangible assets	338	275	735	571
Restructuring expense, excluding portion in cost of goods sold	918	9,974	2,673	9,974
Operating income	25,650	6,919	58,711	47,119

Interest expense and amortization of debt issue costs	(7,282)	(7,530)	(21,555)	(23,142)
Interest income and other income (expense), net	116	(1,737)	699	(6,841)

Income before income taxes, minority interests and cumulative effect of an accounting change	18,484	(2,348)	37,855	17,136
Income tax benefit (expense)	(7,203)	379	(20,959)	(6,946)
Minority interests in earnings of subsidiaries	(2,424)	(1,072)	(6,611)	(3,405)
Income (loss) before cumulative effect of an accounting change	8,857	(3,041)	10,285	6,785
Preferred stock dividends	(4,036)	(3,572)	(11,873)	(10,841)

Income (loss) to common stockholders before cumulative effect of an accounting change	4,821	(6,613)	(1,588)	(4,056)
Cumulative effect of an accounting change	—	—	1,391	—
Net income (loss) to common stockholders	$4,821	(6,613)	(197)	(4,056)

Net income (loss) per common share - basic
Income (loss) per common share before cumulative effect of an accounting change	$0.02	(0.03)	(0.01)	(0.02)
Cumulative effect of an accounting change	—	—	0.01	—
Net income (loss) per common share	$0.02	(0.03)	—	(0.02)

Net income (loss) per common share - diluted
Income (loss per common share before cumulative effect of an accounting change	$0.01	(0.03)	(0.01)	(0.02)
Cumulative effect of an accounting change	—	—	0.01	—
Net income (loss) per common share	$0.01	(0.03)	—	(0.02)

Weighted average shares outstanding - basic	227,175	227,099	227,175	226,394
Weighted average shares outstanding - diluted	729,285	227,099	227,175	226,394

Net income (loss) to common stockholders reconciled to Adjusted EBITDA
Net income (loss) to common stockholders	$4,821	(6,613)	(197)	(4,056)
Cumulative effect of an accounting change	—	—	(1,391)	—
Preferred stock dividends	4,036	3,572	11,873	10,841
Interest expense and amortization of debt issue costs	7,282	7,530	21,555	23,142
Interest income	(432)	(593)	(1,704)	(1,439)
Other (income) expense, net	316	2,330	1,005	8,280
Income tax expense (benefit)	7,203	(379)	20,959	6,946
Minority interests in earnings of subsidiaries	2,424	1,072	6,611	3,405
Depreciation expense	4,052	3,946	14,017	13,040
Amortization of intangible assets	338	275	735	571
Restructuring charges and expenses	1,619	11,145	4,417	11,145
Realized currency hedge gains	83	765	142	1,390
Asset impairment	—	5,450	1,623	5,450
ERP project expense	2,266	1,652	6,321	3,657
Write-off of deferred stock offering costs	1,227	—	6,158	—
Stock-based compensation expense	1,453	1,093	4,494	4,603
Adjusted EBITDA	$36,688	31,245	96,618	86,975